SEBRING SOFTWARE, INC
PRO-FORMA COMBINED FINANCIAL STATEMENTS
September 30, 2010
(Unaudited)

Sebring Software, Inc

CONTENTS

PAGE	1	Pro-forma combined balance sheet at September 30, 2010 (unaudited)

PAGE	2	Pro-forma combined statement of operations for the nine months ended September 30, 2010 (unaudited)

	3	Pro-forma combined statement of operations for the year ended December 31, 2009 (unaudited)

PAGE	4	Significant notes and assumptions to pro-forma combined financial statements (unaudited)

Sebring Software, Inc.
Pro Forma Combined Balance Sheet
September 30, 2010
(unaudited)

				Pro Forma Adjustments		September 30,
	Historical			Dr	Cr	2010
	Sebring Software, LLC	Sebring Software, Inc. F/K/A Sumotext, Inc.	Adj #			Pro Forma
ASSETS

Current assets
Cash	$5,549	$62,009	1		62,009	$5,549
Accounts receivables	-	40,262	1		40,262
Loans to officers and shareholders	87,193	-				87,193
Other current assets	6,000	15,000	1		15,000	6,000
Total current assets	98,742	117,271				98,742

Other assets
Furniture and equipment, net	1,656	125,788	1		125,788	1,656
Investment pursuant to recapitalization	350,000	-	4		350,000	-
Deposits	1,000	-				1,000
Total Other Assets	352,656	125,788				2,656

Total Assets	$451,398	$243,059				$101,398

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Liabilities
Current liabilities
Accounts payable and accrued liabilities	346,528	39,352	1	39,352		346,528
Accrued payroll liabilities	374,485	-				374,485
Accrued interest payable	649,999	-				649,999
Accrued expenses	-	15,540	1	15,540		-
Deferred revenue	-	51,681	1	51,681		-
Current portion of notes payable	2,357,000	-	3		100,000	2,457,000
Loans payable	80,000	-				80,000
Notes payable to related party	375,638	125,000	1	125,000		375,638
Total current liabilities	4,183,650	231,573				4,283,650

Other long term liabilities	-	566,863	1	566,863		-
Total liabilities	4,183,650	798,436				4,283,650

Stockholders' deficiency
Common Stock	-	8,558	1, 4	8,558	3,493	3,493
Additional paid-in capital	-	1,062,496	1	1,062,496		(355,956)
			3	66,316
			4	289,640
Accumulated deficit	-	(1,626,431)	1		1,626,431	-
Members' deficit accumulated during development stage	(3,732,252)	-	2		3,732,252	-
Deficit accumulated during development stage	-	-	2	3,732,252		(3,829,789)
			3	33,684
			4	63,853

Total stockholders' deficiency	(3,732,252)	(555,377)				(4,182,252)

Total liabilities and stockholders' deficiency	$451,398	$243,059		$6,055,235	$6,055,235	$101,398

See Summary of Significant Notes and Assumptions to Pro Forma Combined Financial Statements

Sebring Software, Inc.
Proforma Combined Statement of Operations
For the Nine Months ended September 30, 2010
(unaudited)

						Nine months Ended
				Pro Forma Adjustments		September 30,
	Historical			Dr	Cr	2010
	Sebring Software, LLC.	Sebring Software, Inc. F/K/A Sumotext, Inc.	Adj #			Pro Forma

Employee compensation and benefits	264,622	-				264,622
Selling, general and administrative	299,402	-	5	63,853		396,939
			6	33,684
Operating expenses	564,024	-				661,561
Loss from operations	(564,024)	-				(661,561)
Interest expense	(251,229)	-				(251,229)

Net loss	$(815,253)	$-		$97,537		$(912,790)

See Summary of Significant Notes and Assumptions to Pro Forma Combined Financial Statements

Sebring Software, Inc.
Proforma Combined Statement of Operations
For the Year Ended December 31, 2009
(unaudited)

						Year Ended
				Pro Forma Adjustments		December 31,
	Historical			Dr	Cr	2009
	Sebring Software, LLC.	Sebring Software, Inc. F/K/A Sumotext, Inc.	Adj #			Pro Forma

Employee compensation and benefits	424,728	-				424,728
Impairment expense	452,287	-				452,287
Selling, general and administrative	204,243	-	5	63,853		301,780
			6	33,684
Operating expenses	1,081,258	-				1,178,795
Loss from operations	(1,081,258)	-				(1,178,795)
Interest expense	(268,146)	-				(268,146)

Net loss	$(1,349,404)	$-		$97,537		$(1,446,941)

See Summary of Significant Notes and Assumptions to Pro Forma Combined Financial Statements

Sebring Software, Inc.
Significant Notes and Assumptions to Pro-forma Combined Financial Statements
(unaudited)

(1)
The accompanying unaudited pro-forma financial information reflects the financial statements of Sebring Software, LLC. ("Sebring") and Sebring Software, Inc. formerly known as Sumotext, Inc. ("Sumotext") regarding an acquisition of Sebring on October 25, 2010. The pro-forma adjustments to the balance sheet give effect to the acquisition as if it occurred on September 30, 2010 and the pro-forma statement of operations gives effect to the acquisition as if it occurred on January 1, 2009.  The acquisition is treated as a recapitalization of Sebring since Sumotext became an inactive publicly held corporation at the recapitalization date and the stockholders of Sebring obtained a controlling interest in the voting common stock of Sumotext and management control of Sumotext as a result of the acquisition.  Accordingly, the assets and liabilities of Sumotext would typically be recorded at their historical cost on the books of Sebring, Inc. with a balancing charge to additional paid-in capital, however, all assets and liabilities were spun-off to a separate corporation owned by the prior shareholders of Sumotext.  In addition, common stock issued to the Sebring stockholders is recorded at Sumotext's par value, of $0.0001, with a balancing charge to additional paid-in capital.  Under recapitalization accounting, the historical results of operations are those of Sebring and the results of operations of Sumotext are excluded from the pro forma combined statements of operations.

(2)
Significant assumptions include: (a) A note holder of Sebring is issued the equivalent of 2,996,656 common shares in a settlement valued at $33,684, (b) A Sebring member interest equivalent of 14,234,114 common shares is redeemed in exchange for a $100,000 promissory note, (c) Sebring cancels 69,376,450 shares of common stock it owns in Sumotext, which leaves 16,201,416 shares of Sumotext common stock outstanding, (d) Sebring transfers the remaining 15,475,416 common shares of Sumotext held by Sebring to various consultants which shares are valued at $63,853, and (e) shareholders of Sebring are issued 18,729,098 shares of Sumotext common stock on the recapitalization date of October 25, 2010, leaving 34,930,514 shares of common stock outstanding after the recapitalization.  These shares have a par value of $0.0001 per share

(3)	See the pro forma adjustments as of September 30, 2010 and December 31, 2009 on page 5.

Sebring Software, Inc.
Pro Forma adjustments

Balance Sheet Adjustments - September 30, 2010
	Dr.	Cr.
<1>
Accounts payable and accrued liabilities	39,352
Accrued expenses	15,540
Deferred revenue	51,681
Notes payable to related party	125,000
Other long term liabilities	566,863
Common Stock	8,558
Additional paid-in capital	1,062,496
Cash		62,009
Accounts receivables		40,262
Other current assets		15,000
Furniture and equipment, net		125,788
Accumulated deficit		1,626,431
	1,869,490	1,869,490
(To remove balance sheet impact of Sumotext operations that were spun-off)

<2>
Deficit accumulated during development stage	3,732,252
Members' deficit accumulated during development stage		3,732,252
	3,732,252	3,732,252
(To properly classify accumulated deficit in parent entity)

<3>
Deficit accumulated during development stage (settlement expense)	33,684
Additional paid-in capital	66,316
Current portion of notes payable		100,000
	100,000	100,000
(To record settlement expenses and loan related to member equity redemption in anticipation of recapitalization)

<4>
Additional paid-in capital	289,640
Deficit accumulated during development stage (consulting expense)	63,853
Investment pursuant to recapitalization		350,000
Common stock, at par		3,493

	353,493	353,493
(To reclassify for par value adjustment)

Statements of Operations Adjustments - September 30, 2010 and December 31, 2009
<5>

General & Administrative expenses	63,853

	63,853
(To reflect consulting expense incurred through the issuance of common stock in the recapitalized entity.)

<6>

General & Administrative expenses	33,684

	33,684
(To reflect settlement expense with member.)